SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 26, 2002

                                 CARESIDE, INC.
                 (Exact name of issuer as specified in charter)

DELAWARE                                001-15051         23-2863507
(State or Other Jurisdiction            Commission        (I.R.S. Employer
of Incorporation or Organization)       file number       Identification Number)

                              6100 Bristol Parkway
                              Culver City, CA 90230
                    (Address of principal executive offices)

                                 (310) 338-6767
              (Registrant's telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

      On December 26, 2000, Careside Inc. (the "Company") received notice from the American Stock Exchange (the "Exchange") indicating that the Exchange has determined that the Company no longer complies with the Exchange's continued listing standards and that the Exchange intends to file an application with the Securities and Exchange Commission (the "SEC") to strike the Company's common stock from listing and registration on the Exchange. The Company does not intend to appeal the determination of the Exchange. The delisting from the Exchange will become effective on January 3, 2003.

      The Company's common stock has been suspended from trading since October 18, 2002 as a consequence of the Company's voluntary filing for bankruptcy protection under Chapter 11 of the United States Code.

      The notice indicated that the Exchange had determined that the Company no longer complies with the Exchange's continued listing standards under the Exchange's Company Guide because the Company is below the requirements of: (i)
Section 1003(a)(i) of the Exchange's Company Guide in that the Company's stockholders equity is less than $2,000,000 and the Company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; and (ii) Section 1003(a)(iv) of the Exchange's Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its financial obligations as they mature.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CARESIDE, INC.

Date:    December 31, 2002              By:      /s/ W. Vickery Stoughton
                                                 ------------------------
                                        Name:    W. Vickery Stoughton
                                        Title:   Chief Executive Office

                                       2